                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER
                    OF FLYCAST COMMUNICATIONS CORPORATION,
                            A DELAWARE CORPORATION,
                                      AND
                      FLYCAST COMMUNICATIONS CORPORATION,
                           A CALIFORNIA CORPORATION

          This Agreement and Plan of Merger dated as of March __, 1999 (the "Agreement") is between Flycast Communications Corporation, a California
 ---------
corporation ("Flycast-California"), and Flycast Communications Corporation, a
              ------------------
Delaware corporation ("Flycast-Delaware"). Flycast-Delaware and Flycast-
                       ----------------
California are sometimes referred to in this Agreement as the "Constituent
                                                               -----------
Corporations."
------------

                                   RECITALS
                                   --------

          A. Flycast-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 29,904,000 shares, 20,000,000 of which are designated "Common Stock," $0.0001
                                                       ------------
par value, and 9,904,000 of which are designated "Preferred Stock," $0.0001 par
                                                  ---------------
value. The authorized Preferred Stock is divided into series, 920,000 shares of which are designated Series A Preferred Stock, 5,500,000 shares of which are designated Series B Preferred Stock, and 3,484,000 shares of which are designated Series C Preferred Stock. As of the date hereof, 100 shares of Flycast-Delaware Common Stock were issued and outstanding, all of which are held by Flycast-California, and no shares of Preferred Stock were issued and outstanding.

          B. Flycast-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 29,904,000 shares, 20,000,000 of which are designated "Common Stock," $0.0001
                                                       ------------
par value, and 9,904,000 of which are designated "Preferred Stock," $0.0001 par
                                                  ---------------
value. The authorized Preferred Stock is divided into series, 920,000 shares of which are designated Series A Preferred Stock, 5,500,000 shares of which are designated Series B Preferred Stock, and 3,484,000 shares of which are
designated Series C Preferred Stock.   As of the date hereof, 2,663,837 shares
of Common Stock were issued and outstanding, 911,295 shares of Series A Preferred Stock were issued and outstanding, 5,329,043 shares of Series B Preferred Stock were issued and outstanding and 1,996,344 shares of Series C Preferred Stock were issued and outstanding.

          C. The Board of Directors of Flycast-California has determined that, for the purpose of effecting the reincorporation of Flycast-California in the State of Delaware, it is advisable and in the best interests of Flycast-California that Flycast-California merge with and into Flycast-Delaware upon the terms and conditions provided in this Agreement.

          D. The respective Boards of Directors of Flycast-Delaware and Flycast-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

                                   AGREEMENT
                                   ---------

          In consideration of the mutual agreements and covenants set forth herein, Flycast-Delaware and Flycast-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

     1.   MERGER.
          ------

          1.1  MERGER. In accordance with the provisions of this Agreement,
               ------
the Delaware General Corporation Law and the California General Corporation Law, Flycast-California shall be merged with and into Flycast-Delaware (the "Merger"), the separate existence of Flycast-California shall cease and Flycast-
 ------
Delaware shall be, and is sometimes referred to below as, the "Surviving
                                                               ---------
Corporation," and the name of the Surviving Corporation shall be Flycast
-----------
Communications Corporation.

          1.2  FILING AND EFFECTIVENESS.  The Merger shall become effective upon
               ------------------------
completion of the following actions:

               (a) Adoption and approval of this Agreement and the Merger by the stockholders of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the California General Corporation Law;

               (b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement; and

               (c) The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law.

          The date and time when the Merger becomes effective is referred to in this Agreement as the "Effective Date of the Merger."
                       ----------------------------

          1.3  EFFECT OF THE MERGER.  Upon the Effective Date of the Merger, the
               --------------------
separate existence of Flycast-California shall cease and Flycast-Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and Flycast-California's Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of Flycast-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of Flycast-Delaware as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Flycast-California in the same manner as if Flycast-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

          2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
               -----------------------------------------

          2.1  CERTIFICATE OF INCORPORATION.  The Certificate of Incorporation
               ----------------------------
of Flycast-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2  BYLAWS.  The Bylaws of Flycast-Delaware as in effect immediately
               ------
prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3  DIRECTORS AND OFFICERS.  The directors and officers of Flycast-
               ----------------------
Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

          3.  MANNER OF CONVERSION OF STOCK
              -----------------------------

          3.1  FLYCAST-CALIFORNIA COMMON STOCK.  Upon the Effective Date of the
               -------------------------------
Merger, each one share of Flycast-California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.0001 par value, of the Surviving Corporation. No fractional share interests of the Surviving Corporation shall be issued. Any fractional share interests to which a holder would otherwise be entitled shall be aggregated so that no Flycast-California shareholder shall receive cash in an amount greater than the value of one (1) full share of Flycast-Delaware Common Stock.

          3.2  FLYCAST-CALIFORNIA PREFERRED STOCK.  Upon the Effective Date of
               ----------------------------------
the Merger, each share of Flycast-California Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding immediately prior thereto, which shares are convertible into such number of shares of Flycast-California Common Stock as set forth in the Flycast-California Articles of Incorporation, as amended, shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and non-assessable share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Surviving Corporation, $0.0001 par value, respectively, having such rights, preferences and privileges as set forth in the Certification of Incorporation of the Surviving Corporation, which shares of Preferred Stock shall be convertible into the same number of shares of the Surviving Corporation's Common Stock, $0.0001 par value as such share of Flycast-California Preferred Stock was convertible into shares of Flycast-California common stock immediately prior to the Effective Date of the Merger, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

          3.3  FLYCAST-CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE
               -----------------------------------------------------------------
SECURITIES.
----------

               (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Flycast-California under Flycast-California's Amended and Restated Investors' Rights Agreement, dated December 30, 1998, 1997 Stock Option Plan, 1999 Stock Option Plan, 1999 Employee Stock Purchase Plan and 1999 Directors' Stock Option Plan and all other employee benefit plans of Flycast-California. Each outstanding and unexercised option, other right to purchase, or security convertible into, Flycast-California Common Stock or Preferred Stock (a "Right") shall become, subject to the provisions in
                             -----
paragraph (c) hereof, an option, right to purchase, or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each one share of Flycast-California Common Stock or Preferred Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Flycast-California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to Flycast-California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock are subject to paragraph 3.1 and 3.2 hereof, respectively.

               (b) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares of Flycast-California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

               (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion unless the holder was entitled to a fractional interest immediately prior to the Merger. In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to Flycast-Delaware's 1997 Stock Option Plan, 1999 Stock Option Plan or 1999 Directors' Stock Option Plan) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock or Preferred Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

          Notwithstanding the foregoing, with respect to options issued under the Flycast-California 1997 Stock Option Plan or 1999 Stock Option Plan that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

          3.4  FLYCAST-DELAWARE COMMON STOCK.  Upon the Effective Date of the
               -----------------------------
Merger, each share of Common Stock, $0.0001 par value, of Flycast-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Flycast-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          3.5  EXCHANGE OF CERTIFICATES.  After the Effective Date of the
               ------------------------
Merger, each holder of an outstanding certificate representing shares of Flycast-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such
                                               --------------
holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Flycast-California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation's capital stock into which such shares of Flycast-California capital stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Flycast-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          If any certificate for shares of Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

          4.  GENERAL
              -------

          4.1    COVENANTS OF FLYCAST-DELAWARE. Flycast-Delaware covenants and
                 -----------------------------
agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Flycast-Delaware of all of the franchise tax liabilities of Flycast-California; and

          (c) Take such other actions as may be required by the California General Corporation Law.

     4.2  FURTHER ASSURANCES.  From time to time, as and when required by
          ------------------
Flycast-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Flycast-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Flycast-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Flycast-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Flycast-Delaware are fully authorized in the name and on behalf Flycast-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3  ABANDONMENT.  At any time before the Effective Date of the
          -----------
Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Flycast-California or Flycast-Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Flycast-California or by the sole stockholder of Flycast-Delaware, or by both.

     4.4  AMENDMENT.  The Boards of Directors of the Constituent Corporations
          ---------
may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

     4.5  REGISTERED OFFICE.  The registered office of the Surviving
          -----------------
Corporation in the State of Delaware is located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

          4.6  FIRPTA NOTIFICATION.
               -------------------

               (a) On the Effective Date of the Merger, Flycast-California shall deliver to Flycast-Delaware, as agent for the shareholders of Flycast-California, a properly executed statement (the "Statement") in substantially the
                                                ---------
form attached hereto as Exhibit A. Flycast-Delaware shall retain the Statement
                        ---------
for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Flycast-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Flycast-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Flycast-Delaware as their agent and (ii) Flycast-Delaware shall be considered to have received a copy of the Statement at the request of Flycast-California shareholders for purposes of satisfying Flycast-Delaware's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

               (b) Flycast-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

          4.7  AGREEMENT.  Executed copies of this Agreement will be on file at
               ---------
the principal place of business of the Surviving Corporation at Flycast Communications Corporation, 181 Fremont Street, Suite 120, San Francisco, California 94105 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

          4.8  GOVERNING LAW; JURISDICTION.  This Agreement and all acts and
               ---------------------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of San Francisco County, California.

          4.9  COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          The undersigned authorized representatives of the Constituent Corporation have executed and acknowledged this Agreement as of the date first set forth above.

                                         Flycast Communications Corporation, a
                                         Delaware corporation


                                         ___________________________________
                                         George R. Garrick,
                                         President and Chief Executive Officer


                                         Flycast Communications Corporation, a
                                         California corporation


                                         ___________________________________
                                         George R. Garrick,
                                         President and Chief Executive Officer

                    EXHIBIT A -- FORM OF FIRPTA CERTIFICATE

                                March __, 1999


Assistant Commissioner (International)
Director, Office of Compliance
OP:I:C:E:666
950 L'Enfant Plaza South, S.W.
COMSAT Building
Washington, D.C. 20024

     NOTICE TO THE INTERNAL REVENUE SERVICE OF FLYCAST COMMUNICATIONS CORPORATION, UNITED STATES REAL PROPERTY HOLDING CORPORATION STATUS UNDER TREASURY REGULATION 1..897-2(H)(2)

Dear Sir:

     1. This Notice is being filed by Flycast Communications Corporation, a California Corporation, ("Target") pursuant to section 1.897-2(h)(2) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code").

     2. The undersigned, on behalf of Target hereby declares that stock of Target is not a United States real property interest within the meaning of section 897 of the Code because Target is not and has not been a United States real property holding corporation as that term is defined in section 897(c) (2) of the Code during the applicable period specified in section 897(c) (1) (A)
(ii) of the Code.

     3.   Target's United States taxpayer identifying number is: 77-0431028

     4.   Target's address is:

                    181 Fremont Street
                    Suite 120
                    San Francisco, CA 94105

     5. In connection with the acquisition of Target by Flycast Communications Corporation, a Delaware Corporation ("Acquiror"), the undersigned provided the attached statement to Acquiror declaring that an interest in Target is not a United States real property interest. The statement was voluntarily provided in response to a request from the transferee, Acquiror under Regulation 1.1445-2(c)
(3) (i).

     Acquiror's United States taxpayer identifying number is: 77-0431028

     Acquiror's address is:

                          181 Fremont Street
                          Suite 120
                          San Francisco, CA 94105

     6. No supplemental statements pursuant to Treasury Regulations section 1.897-2(h) (5) are required to be filed herewith.

     7. Under penalties of perjury the undersigned declares that he has examined this certification, and the attachment hereto, and to the best of his knowledge and belief they are true, correct and complete. The undersigned further declares that he is a responsible officer and that he has authority to sign this document on behalf of Target.

    A copy of the statement provided pursuant to Treasury Regulation
(S)(S)1.897-2(h)(2) and 1.1445-2(c)(3)(i) is attached.

                                       Flycast Communications Corporation,
                                       a California Corporation

                                       ___________________________
                                       George R. Garrick, President and Chief
                                       Executive Officer

         NOTICE OF NON U.S. REAL PROPERTY HOLDING CORPORATIONS STATUS
            PURSUANT TO TREASURY REGULATION SECTION 1.897-2(H) AND
                      CERTIFICATION OF NON-FOREIGN STATUS

     Pursuant to a certain Agreement and Plan of Merger (the "Agreement"), dated as of March __ 1999, among Flycast Communications Corporation, a California corporation ("Flycast California") and Flycast Communications Corporation, a Delaware corporation ("Flycast Delaware"), Flycast California will be merged with and into Flycast Delaware, with Flycast Delaware being the surviving corporation. In completing such merger, Flycast Delaware will receive all of the outstanding shares of Flycast California capital stock ("Flycast California Capital Stock") in exchange for the consideration provided for in such Agreement.

     Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is a foreign person. In order to confirm that Flycast Delaware, as a transferee, is not required to withhold tax upon the receipt of Flycast California Capital Stock in exchange for the consideration for such shares of Flycast California Capital Stock, the undersigned, in his capacity as Secretary of Flycast California, hereby certifies as follows:

     1. The Flycast California Capital Stock to be received by Flycast Delaware pursuant to the Agreement does not constitute a U.S. Real Property Interest as that term is defined in Section 897(c)(1)(A)(ii) of the Code;

     2. The determination in Paragraph 1 above is based on a determination by Flycast California that Flycast California is not and has not been a U.S. Real Property Holding Corporation as that term is defined in Section 897(c)(2) of the code during the five (5) year period preceding the date of this Notice, as indicated below;

     3. Flycast California is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations);

     4. Flycast California's U.S. taxpayer identification number is 77-0431028; and

     5. Flycast California's office address is 181 Fremont Street, Suite 120, San Francisco, CA 94105.

     This Notice is made in accordance with the requirements of Treasury Regulation Section 1.897-2(h). Flycast California understands that any false statement contained herein could be punished by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this Notice and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Flycast California.

                                    Flycast Communications Corporation, a
                                    California corporation


                                    _____________________________________
Dated: March ___, 1999              Jeffrey Y. Suto
                                    Secretary

                      Flycast Communications Corporation

                           A California Corporation

                OFFICERS' CERTIFICATE OF APPROVAL OF THE MERGER


     George R. Garrick and Jeffrey Y. Suto certify that:

     1. They are the President and Chief Executive Officer and the Secretary, respectively, of Flycast Communications Corporation, a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There were 2,663,837 shares of Common Stock and 8,236,682 shares of Preferred Stock outstanding as of the record date (the "Record Date") and entitled to vote by written consent of the shareholders whereby the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the outstanding shares of Common Stock and more than 50% of the outstanding shares of Preferred Stock, voting as separate classes.

     George R. Garrick and Jeffrey Y. Suto further declare under penalty of perjury under the laws of the States of California and Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true and correct of his own knowledge.

     Executed in Menlo Park, California on March __, 1999.


_______________________________________
George R. Garrick,  President and
Chief Executive Officer


_______________________________________
Jeffrey Y. Suto,  Secretary